UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Vacasa, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41130	87-1995316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 NW 13th Avenue
Portland, OR 97209
(Address of Principal Executive Offices) (Zip Code)

(503) 946-3650
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement, Convertible Notes

On August 7, 2024, Vacasa, Inc. (the “Company” or “Vacasa”) entered into a note purchase agreement (the “Note Purchase Agreement”) by and among the Company, its subsidiaries Vacasa Holdings LLC, a Delaware limited liability company (“Holdings”), as guarantor, and V-Revolver Sub LLC (“Borrower”), a Delaware limited liability company, as borrower, DK VSCA Lender LLC (“DK”), an affiliate of Davidson Kempner Capital Management LP and certain existing holders of the Company’s Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), as purchaser, the other purchasers from time to time thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent, providing for the issuance and sale of up to $75.0 million aggregate principal amount of first lien senior secured convertible notes due 2029 (the “Notes”) to DK. The Notes are comprised of: (i) $30.0 million of Notes (the “Initial Notes”) issued on August 7, 2024 (“the Funding Date”); (ii) up to $20.0 million of Notes to be issued pursuant to an option granted by the Borrower to DK, which is exercisable at DK’s option within six months after the Funding Date, on the same terms and conditions as the Initial Notes (the “DK Option Notes”); and (iii) up to $25.0 million of Notes to be issued pursuant to the mutual agreement of the Borrower and DK any time after the Funding Date, but before the Maturity Date (as defined below), on the same terms and conditions as the Initial Notes (the “Mutual Option Notes” and together with the DK Option Notes, the “Additional Notes”). In the event DK does not exercise its option to purchase the DK Option Notes, then the Borrower may issue the DK Option Notes to a third-party purchaser pursuant to the terms of the Note Purchase Agreement. Simultaneously with and pursuant to the Note Purchase Agreement, the Borrower and each guarantor thereunder also entered into a collateral agreement (the “Collateral Agreement”) establishing a first priority lien on substantially all of the assets of Holdings, the Borrower and the guarantors, and entered into a guarantee agreement (the “Guarantee Agreement”) guaranteeing the Notes. The liens established under the Collateral Agreement are pari passu in priority with the liens under the Borrower’s existing senior secured revolving credit facility.

The Notes will bear interest at an annual rate of 11.25%, which is payable in kind for the first three years, by adding the amount of such accrued interest to the principal amount of the Notes; provided that, at the Borrower’s election, interest may be paid in cash at an annual rate of 9.75%. Beginning on August 7, 2027, the Notes will bear interest at an annual rate equal to 9.75% payable in cash. The Notes will mature on August 7, 2029 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. The Notes are guaranteed by Holdings and certain other current and future subsidiaries of the Company, and are secured by a first priority lien on substantially all of their respective assets (other than certain excluded assets).

The Notes will be convertible, in whole and not in part (subject to certain limitations described below), into shares of the Company’s Class A Common Stock, at the option of DK; provided, however, that in the event that any conversion of the Notes would trigger the Change of Control Rules (as defined in the Notes), then the Notes shall be converted in part, at the maximum amount permitted without triggering such Change of Control Rules. The initial conversion price of the Notes is $4.16 (the “Conversion Price”), which is subject to customary anti-dilution adjustments.

From and after August 7, 2027, the Borrower may redeem the Notes, in whole or in part, at a redemption price equal to 102% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest. In addition, from and after August 7, 2027, if the closing price per share of the Class A Common Stock exceeds 225% of the Conversion Price for 20 out of 30 consecutive trading days, the Borrower may redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest. Upon the consummation of a Major Transaction (as defined in the Note Purchase Agreement), the Borrower may also redeem all, but not less than all, of the Notes then outstanding in an amount equal to 130% of the initial principal amount of the Notes to be redeemed, less all accrued interest previously paid in cash.

The Note Purchase Agreement includes customary negative covenants, subject to specified exceptions, including limits on the ability of the Borrower to incur additional debt. The Note Purchase Agreement also includes customary events of default, the occurrence of which may result in the acceleration of the maturity of the Notes. In addition, the Borrower may not permit (i) the Liquidity (as defined in the Note Purchase Agreement) to be less than $15 million as of the last day of any Test Period (as defined in the Note Purchase Agreement), commencing with the Test Period ending on September 30, 2024 and (ii) the Consolidated EBITDA (as defined in the Note Purchase Agreement) of the Borrower and its subsidiaries to be less than $15 million as of the last day of any Test Period, commencing with the Test Period ending on December 31, 2026.

Pursuant to the terms of the Note Purchase Agreement, the Company will seek to obtain stockholder approval under Nasdaq rules with respect to the issuance of Conversion Shares (as defined in the Note Purchase Agreement) in excess of the limitations imposed by such rules at the Company’s next annual meeting of stockholders following the Funding Date.

DK will have certain preemptive rights with respect to certain issuances of shares of Class A Common Stock and certain rights of first offer with respect to certain debt issuances by the Company, Borrower or any of their direct or indirect subsidiaries.

In addition, the Company granted certain rights to DK to designate certain individuals (each such individual, a “Nominee”) to the Company’s board of directors (the “Board”) and the committees thereof.  Pursuant to the terms of the Note Purchase Agreement, following the Funding Date, (A) for so long as DK continues to beneficially own at least 50% of the number of shares of Class A Common Stock (on an as-converted basis) that it held on the Funding Date, then DK will have the right to designate two Nominees, and (B) for so long as DK continues to beneficially own less than 50% but at least 25% of the number of shares of Class A Common Stock (on an as-converted basis) that it held on the Funding Date, then DK will have the right to designate one Nominee to the Board.  In the event the full $45.0 million aggregate principal amount of Additional Notes is issued to DK, then upon the purchase by DK of such Additional Notes, for so long as DK continues to beneficially own at least 67% of the number of Conversion Shares underlying the Notes on an as-converted basis as of the Funding Date (including the purchase of such Additional Notes as if it occurred on the Funding Date), then DK will have the right to designate three Nominees.  If, following the issuance of such Additional Notes, DK at any time owns less than 67% of the number of Conversion Shares underlying the Notes on such as-converted basis, then DK will have the right to designate the applicable number of Nominees as described in the second sentence of this paragraph.  In addition, in the event the Borrower and its subsidiaries fail to comply with the requirements of the Home Churn Covenant (as defined in the in the Note Purchase Agreement) as of the last day of any applicable Test Period of the Borrower, commencing with the Test Period ending on December 31, 2025, DK will have the right to designate up to two additional Nominees (provided that in no event will DK have the right to designate more than four Nominees at any given time). At the Funding Date, DK has the right to designate, and has designated, one Nominee to be appointed to the Compensation Committee of the Board, one Nominee to be appointed to the Nominating and Corporate Governance Committee of the Board, and two Nominees to be appointed to the Strategy and Finance Committee of the Board. DK also has the right to designate one Nominee to be appointed to any committee of the Board formed after the Funding Date.  The rights described in this paragraph are subject to certain exceptions and limitations set forth in the Note Purchase Agreement.

On the Funding Date, the Company also issued to DK an aggregate of 174,825 shares of Class A Common Stock (the “Fee Shares”), representing payment in full of certain amounts payable to DK in respect of the Initial Notes pursuant to the Note Purchase Agreement.

The foregoing descriptions of the Note Purchase Agreement, the Notes, the Collateral Agreement and the Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement, the Form of Note, the Collateral Agreement and the Guarantee Agreement, copies of which are filed herewith as Exhibits 4.1, 4.2, 10.3 and 10.4 respectively, and which are incorporated herein by reference.

Voting Agreement

On August 7, 2024, the Company entered into a Voting Agreement (the “Voting Agreement”) with certain existing investors of the Company affiliated with Silver Lake, Riverwood Capital and Level Equity Management (collectively, the “Stockholders”).  Pursuant to the Voting Agreement, each Stockholder agreed with the Company to vote all shares of the Company’s Class A Common Stock and Class B Common Stock, par value $0.00001 per share, owned or held of record by such Stockholder at each annual or special meeting of the Company’s stockholders (and at every adjournment or postponement thereof) at which Stockholder Approval (as defined below) is sought, in favor of such Stockholder Approval, until such time as such Stockholder Approval has been obtained.  “Stockholder Approval” is defined in the Voting Agreement as such approval as may be required by the Nasdaq Global Market (or, if applicable, any such other trading market on which the Class A Common Stock may subsequently be primarily listed and quoted for trading) from the stockholders of the Company under Rule 5635(b) and Rule 5635(d) of the listing rules of The Nasdaq Stock Market LLC with respect to the issuance of the shares of Class A Common Stock underlying the Notes.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On August 7, 2024, the Company entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with DK, certain related parties of DK (together with DK, the “DK Holders”), and certain existing investors of the Company (the “Existing Investors”).  The A&R Registration Rights Agreement amends and restates the Registration Rights Agreement, dated as of December 6, 2021 (the “Original Registration Rights Agreement”), by and among the Company and the Existing Investors.  The material terms of the A&R Registration Rights Agreement are substantially the same as those of the Original Registration Rights Agreement, which are described in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission (“SEC”) on April 8, 2024 (the “Proxy Statement”), under the heading “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”

In addition, pursuant to the A&R Registration Rights Agreement, the Company granted the DK Holders registration rights consistent with those of the other Major Investors (as defined therein).  The Company also agreed to use commercially reasonable efforts to file, within 30 days after the Funding Date or the date of any issuance of Additional Notes, a registration statement on Form S-3 (or such other form of registration statement as is then available to effect a registration under the Securities Act of 1933, as amended (the “Securities Act”)), permitting the offer and resale from time to time with respect to all of the registrable securities then held by the DK Holders, including all shares of Class A Common Stock issuable upon the conversion of the Notes then held by the DK Holders.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2024, the Company issued a shareholder letter announcing its financial results for the fiscal quarter ended June 30, 2024. The full text of the shareholder letter issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03. This description is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes and the Fee Shares were issued to DK in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Any shares of Class A Common Stock that may be delivered upon conversion of the Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2024, in connection with the Note Purchase Agreement and the issuance of the Notes, the Board: (i) increased the size of the Board from nine to eleven directors; (ii) appointed Luis Sosa to the Board as a Class I Director, to serve until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified; and (iii) appointed Alan Liu to the Board as a Class II Director, to serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified. The Board also appointed Mr. Sosa to the Compensation Committee of the Board, Mr. Liu to the Nominating and Corporate Governance Committee of the Board, and each of Messrs. Sosa and Liu to the Strategy and Finance Committee of the Board.

Messrs. Sosa and Liu were each elected to the Board as designees of DK pursuant to the Note Purchase Agreement. See Item 1.01 for additional information regarding the Note Purchase Agreement. There are no transactions between either Mr. Sosa or Mr. Liu and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with their appointments, the Company will enter into separate indemnification agreements with each of Messrs. Sosa and Liu, substantially in the form incorporated by reference as Exhibit 10.24 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 filed with the SEC on November 8, 2021.

Messrs. Sosa and Liu will receive compensation from the Company for their service on the Board and its committees consistent with the compensation policy applicable to other non-employee members of the Board, as described in the Proxy Statement under the heading “Director Compensation.”

Item 7.01	Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release relating to the entry into the Note Purchase Agreement and the issuance of the Notes. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-looking Statements
Certain statements made herein are considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa's current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa's expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa's ability to execute its business plan and achieve the expected benefits of its reorganization and other cost saving measures it may take in the future; any indebtedness Vacasa may incur from time to time (including the Initial Notes issued on August 7, 2024 and any Additional Notes), Vacasa's cash position and its ability to raise additional capital or generate the significant capital necessary to expand its operations and invest in new offerings, including that additional financing (including Additional Notes) may not be available on acceptable terms or at all, or could be dilutive to Vacasa’s stockholders or impose additional restrictive debt covenants on its activities; Vacasa's ability to achieve profitability; Vacasa's ability to manage the impacts the reorganization will have on its systems, process and controls, including its ability to address competitive challenges, manage its employee base, or maintain its corporate culture; Vacasa's past growth not being indicative of its future prospects; Vacasa's ability to compete in its industry; Vacasa's ability to attract and retain homeowners and guests; Vacasa's ability to provide high-quality customer service; Vacasa's ability to develop new or enhanced offerings and services; Vacasa's ability to maintain and enhance relationships with distribution partners; Vacasa's ability to cost-effectively drive traffic to its platform; Vacasa's ability to maintain and enhance its brand and reputation, and avoid negative publicity that could damage its brand; the safety or perception of safety of Vacasa's platform and services; Vacasa's ability to manage its international operations; Vacasa's ability to consummate or successfully integrate recent and future acquisitions; Vacasa's ability to attract and retain capable management and employees; increased personnel costs or labor shortages; declines or disruptions to the travel and hospitality industries or general economic downturns; the effects of seasonal and other trends on Vacasa's results of operations; Vacasa's ability to obtain adequate insurance coverage for the needs of its business; any future impairment of Vacasa's long-lived assets or goodwill; significant fluctuations in Vacasa's results of operations from quarter to quarter and year to year as a result of seasonality and other factors; operational metrics subject to inherent challenges in measurement and real or perceived inaccuracies; upticks or downturns in bookings are not immediately reflected in Vacasa's results of operations; Vacasa's ability to manage funds held on behalf of customers; Vacasa's expectations regarding its tax liabilities and the adequacy of its reserves; any undetected errors on Vacasa's platform; Vacasa's reliance on third-party service providers in connection with key aspects of its platform and operations; Vacasa's ability to adapt to changes in technology and the evolving demands of homeowners and guests; Vacasa's ability to protect its intellectual property and its data; Vacasa's use of "open source" software; Vacasa's use of artificial intelligence in its business and risks related to cyberattacks, data security breaches, or other security incidents; Vacasa's ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to its business both in the United States and internationally and its expectations regarding the impact of various laws, regulations and restrictions that relate to its business; and risks related to the ownership of Vacasa's Class A Common Stock, including the significant influence its principal stockholders and holders of its convertible notes have over Vacasa.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Vacasa's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the "SEC"), its Form 10-Q filed with the SEC on May 10, 2024, as well as its other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d): Exhibits:

Exhibit No.	Description
4.1*
Note Purchase Agreement, dated as of August 7, 2024, among Vacasa, Inc., a Delaware corporation, Vacasa Holdings LLC, a Delaware limited liability company, V-Revolver Sub LLC, Vacasa, Inc., a Delaware corporation, the purchasers party thereto and Acquiom Agency Services LLC

4.2	Form of Senior Secured Convertible Note
10.1	Voting Agreement, dated as of August 7, 2024, among Vacasa, Inc., a Delaware corporation, and each of the Stockholders party thereto
10.2	Amended and Restated Registration Rights Agreement, dated as of August 7, 2024, among Vacasa, Inc., a Delaware corporation, and each of the Holders party thereto
10.3*	Collateral Agreement, dated as of August 7, 2024 among Vacasa Holdings LLC, V-Revolver Sub, LLC, the other grantors party thereto and Acquiom Agency Services LLC, as collateral agent
10.4*	Guarantee Agreement, dated as of August 7, 2024 among Vacasa Holdings LLC, V-Revolver Sub, LLC, the subsidiary guarantors party thereto and Acquiom Agency Services LLC, as collateral agent
99.1	Shareholder Letter issued by Vacasa, Inc., dated August 8, 2024
99.2	Press Release, dated August 8, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of such omitted documents to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

Date: August 8, 2024	By:	/s/ Robert Greyber
	Name:	Robert Greyber
	Title:	Chief Executive Officer